SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2004

INCARA PHARMACEUTICALS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-50481	56-1953785
(Commission File Number)	(IRS Employer ID Number)

P.O. Box 14287

79 T. W. Alexander Drive

4401 Research Commons, Suite 200

Research Triangle Park, North Carolina	27709
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 558-8688

Item 5. Other Events and Regulation FD Disclosure

On May 5, 2004, Incara Pharmaceuticals Corporation (the Company) announced that it has submitted an Investigational New Drug application (IND) with the Food and Drug Administration (FDA) to begin Phase 1 clinical trials of AEOL 10150 for the possible treatment of patients with amyotrophic lateral sclerosis (also know as “ALS” or “Lou Gehrig’s disease”), the resignation of its CEO, and the appointment of Dr. Shayne Gad as President. A copy of the Company’s press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

Exhibit	99.1 Press release dated May 5, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

INCARA PHARMACEUTICALS CORPORATION
Date: May 5, 2004
/s/ Richard W. Reichow
Richard W. Reichow
Executive Vice President and Chief Financial Officer